P-30008
Policy

Personal Trading Policy

P-30008

Table of contents

1.	Introduction
2.	Definitions
3.	Statement of General Principles
4.	Mutual Funds and Other Regulated Collective Investment Schemes
5.	Trading Accounts
6.	Pre-Clearance Requirements
7.	Conflicts/Disclosure of Interest
8.	Trading Prohibitions
9.	Reporting and Other Compliance Procedures
10.	Local LCD, Compliance Monitoring and Supervisory Review
11.	Sanctions
12.	Confidentiality
13.	Conflict of Rules
14.	Further Information
15.	Approval and Entry into Force
Appendix	1 Personal Trading Policy I
2 Personal Trading Policy II

1.	Introduction
This Global Personal Trading Policy and any relevant local supplement (referred to throughout as the “Policy”) establishes rules of conduct for all employees of the Asset Management division of Credit Suisse (“AM”) when conducting personal investment activities and supersedes all previously issued policies and directives on this subject. Please ensure that you read and fully understand how this Policy applies to your activities. If you have any questions please contact your local Legal and Compliance Department (“Local LCD”). Violation of this Policy may be grounds for disciplinary action, including dismissal and, where appropriate, referral to relevant government authorities and self-regulatory organizations. Any circumvention of this Policy will be treated as a violation.

2.	Definitions
For purposes of this Policy:
--	the term “Employees” shall include: (i) any employee of AM; (ii) full-time consultants, full-time contractors and long-term temporary workers on more than a six-month assignment; (iii) any other person designated in the sole discretion of Local LCD; and (iv) non-employee directors of AM, or its affiliated sub-advisers, if any;
--	the term “security” shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security;
“security” shall exclude commodities and foreign currency exchange contracts;
--	the terms “purchase” and “sale” of a security shall include, among other things, the writing of an option to purchase or sell a security;
--	the term “Credit Suisse client” shall include all advisory clients of the Employee’s local Credit
Suisse office, including (i) funds advised by the office; and (ii) funds sub-advised by the office to the extent that the local AM office renders discretionary investment advice.
--	the term “Employee account” includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding, relationship or otherwise)

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or has the power, directly or indirectly, to make or influence investment decisions. For the purposes of the Policy, each Employee is deemed to have a direct or indirect financial interest in the following additional accounts:
--	accounts of the Employee’s spouse, partner, minor children and other family members residing in the Employee’s household (each, a “Family Member”);
--	accounts of any investment club in which the Employee or a Family Member participates;
--	accounts of any corporation, limited liability company or similar entity the management or policies of which are controlled by the Employee or a Family Member or accounts of any limited partnership of which the Employee or a Family Member is a general partner; and
--	accounts of any trust of which the Employee is trustee, beneficiary or settlor.

The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

3.	Statement of General Principles
In conducting personal investment activities, all Employees are required to comply with all applicable laws and regulations and the following general fiduciary principles:
--	the interests of Credit Suisse clients must always be placed first;
--	Employees may not knowingly engage in any transaction with a client of Credit Suisse;
--	all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual's position of trust and responsibility;
--	Employees must not take inappropriate advantage of their position or information that they have received or to which they have access; and
--	personal trading must not take too much of the Employee’s time or otherwise interfere with the Employee’s ability to fulfill his or her job responsibilities in the judgment of the Employee’s manager or the AM Local Management Committee.

AM has designed separate policies and procedures in order to detect and prevent insider trading
(see Global Compliance Policy- Prohibition of Insider Trading and any local supplement), and governing directorships and outside business activities (see Policy on Directorships and
Secondary Occupations (Policy No.: W-0004)), which should be read together with this Policy.
For example, Employees who manageor provide analysis for funds may not tradeor recommend that others trade in shares of the funds while in possession of material, non-public information regarding such funds. Nothing contained in this Policy should be interpreted as relieving any
Employee from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

4.	Mutual Funds and Other Regulated Collective Investment Schemes
Employees are not required to pre-clear trades in shares of mutual funds (i. e., open-end funds)
and other regulated collective investment schemes not advised by AM (or an affiliate), but must report all trades and holdings as described below in Section 8.
Trades in shares of such funds, other than money market funds, are subject to the Short-Term
Trading Prohibition set forth in Section 8 A.

5.	Trading Accounts
All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine whether Employee accounts must be maintained at an affiliate of Credit Suisse or at an unaffiliated entity. No Employee shall open or maintain a numbered account or an account under an alias without the express prior written approval of Local LCD.

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6.	Pre-Clearance Requirements
Employees must pre-clear trades of the securities set forth below with Local LCD for each
Employee account (Attachment B is a form to request such approval). If clearance is given for a transaction and such transaction is not effected on that business day, a new pre-clearance request must be made.

Securities Subject to the Pre-Clearance Requirement:
Equities
--	common stock;
--	preferred stock; and
--	rights and warrants.

Options on single individual securities (subject to the rules herein on the use of options)
--	puts; and
--	calls.

Bonds
--	non-investment grade debt securities (i.e., “junk bonds”), including unrated debt securities of equivalent “junk” quality;
--	debt securities (investment grade or non-investment grade) convertible into equity securities;
--	municipal debt securities (investment grade or non-investment grade); and
--	mortgage-backed and other asset-backed securities.

Futures
--	Narrow-based Index Futures (i.e., sector Index Futures)

Funds
--	closed-end fund shares traded on an exchange or other secondary market;
--	open-end funds advised by AM or an affiliate; provided that the purchase of shares of a mutual fund advised by AM in an amount of $2500 or less need not be pre-cleared;
--	narrow-based indices and narrow-based ETFs (e.g., sector-specific indices); and
--	private funds, limited partnerships, unregulated collective investment schemes and similar vehicles. (Please note special requirements set forth below in Section 8 E.)

Please note that certain securities may besubject toa restricted list, inwhich case purchases and/orsales may be prohibited.

Transactions Exempt from the Pre-Clearance Requirement:
--	purchases and sales of shares of mutual funds (i.e., open-end funds) not advised by AM (or an affiliate) and other regulated collective investment schemes;
--	purchases and sales of broad-based exchange-traded funds (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX);
--	purchases and sales of broad-based index (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX) futures, options on the index, or warrants and options on these futures;
--	purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;
--	purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organization of Economic Co-Operation and Development
(“OECD”);

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--	purchases and sales of investment grade debt (other than as described immediately above)
with a transaction value (at time of purchase) of less than $250,000;
--	purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;
--	purchases and sales that are involuntary on the part of Employees and Credit Suisse clients
(e.g., stock splits, tender offers, and share buy-backs);
--	acquisitions of securities through inheritance;
--	purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a "Blind Trust");
--	purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;
--	purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership; and
--	sales pursuant to tender offers by an issuer.

Please note that allsecurities are subject to the Short-Term Trading Prohibition
(Section 8 A.) and Reporting (Section 9) Requirements.

7.	Conflicts/Disclosure of Interest
No Employee may recommend to, or effect for, any Credit Suisse client, any securities transaction without having disclosed to Local LCD his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:
--	any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;
--	any employment, management or official position with the issuer or any of its affiliates;
--	any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and
--	any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a Credit Suisse client shall be subject to an independent review by Local LCD.

8.	Trading Prohibitions
Purchases and sales of securities that are exempt from the Pre-Clearance Requirement are also exempt from 8B - 8J.

A. Short-Term Trading
In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other regulated collective investment schemes (other than money market funds) within the number of days after the date of the initial purchase or sale as set forth in Appendix A-1 for Employees of an AM entity that is registered as an investment adviser in the United States and A-2 for all other covered Employees. Local
LCD, in its sole discretion, may extend this prohibition period for particular securities and/or
Employees. The Short-Term Trading prohibition shall be administered on a “First In First Out”
basis.

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Exemptions from Short-Term Trading Prohibition:
-- Volitional purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within 30 days of an automatic purchase or sale, such as a periodic purchase or redemption plan.

Examples: (1) Employee purchases shares of a fund twice a month in a retirement account pursuantto a “Dollar Cost Averaging Automatic PurchasePlan.” Employee redeems shares of the fund from which he purchased shares within the prior month. Employee’s redemption of the shares is exempt from the Short-TermTrading Prohibition. (2) Employee invests in a fund
(outside ofan automatic purchaseprogram)and then redeems the shares within 30 days of the investment. Employee’s redemption is prohibited.

-- Sales of a security at a significant loss (generally at a loss of 30% or more) (only with approval of LCD).

B. Side-by-Side Trading
No Employee may purchase or sell (directly or indirectly) any security if at the time of such purchase or sale:
-- There is a “buy” or “sell” order pending for an Asset Management division client that has not yet been executed; or
-- the Employee knows (or should know) that the security is being considered for purchase or sale by or for any Credit Suisse client.

Exemption from Side-by-Side Trading Prohibition:
-- Transactions on the Side-by-Side/Blackout Period Exemption List, which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

C. Blackout Periods
Employees are prohibited from trading in any security during each “blackout period,” which is the period from five business days (i.e., days on which the major exchange(s) in the country of your local Credit Suisse office are open) before through one business day after an AM client trades in the security. Please note that, if upon review of your preclearance request or subsequent review of trades you are found to have executed your trade during the blackout period, you may be required to unwind the trade, donate any profits to charity or swap execution with a client if you obtained a better price for your trade than the AM client.

Exemption from Blackout Periods Prohibition:
-- Transactions on the Side-by-Side/Blackout Period Exemption List , which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

D. Initial Public Offerings
No Employee may directly or indirectly acquire any security (or a financial interest in any security) in an initial public offering in the primary securities market, unless the acquisition is pursuant to a separate non-institutional offering to members of the general public, the securities included in such offering cannot be offered to any Credit Suisse client and the Employee has received permission from the Local LCD.

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E. Private Placements
No Employee may directly or indirectly acquire or dispose of any privately placed security (or any financial interest in any privately placed security) without the express prior written approval of
Local LCD. Approval will take into account, among other factors, whether the investment opportunity should be reserved for an AM client, whether the opportunity is being offered to the
Employee because of his or her position with AM or as a reward for past transactions and whether the investment creates, or may in the future create, a conflict of interest. Attachment A is a form to request such approval.

F. Futures Contracts
No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices, interest rates and commodity indices.

G. Options
No Employee may write (i.e., sell) any options on an individual security, except for hedging purposes and only if the option is fully covered. Employees may write options on indices and purchase options on individual securities and indices.

Please note that the purchase and sale of all options are subject to the Short Term
Trading Prohibition (Section 8A.).

H. Financial Spread Betting
No Employee may engage in financial “spread betting”

I. Trading, Hedging and Speculation in Credit Suisse Group Securities
Employees may trade CSG stock, subject to applicable CSG policy on trading in CSG shares
(see Employee Personal Transaction in Credit Suisse Group Securities (Policy No. GP-00101))
and may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval by Local LCD.

J. Unlimited Liability Transactions/Short Selling
No Employee may engage in any transaction with respect to an individual issuer that can result in a liability that is greater than the amount invested. Accordingly, short selling is only permitted to hedge an underlying security position held by the Employee.

9.	Reporting and Other Compliance Procedures
A. Initial Certification
Within 10 calendar days after the commencement of employment with AM, each Employee shall submit to Local LCD an initial certification in the form of Attachment C to certify that:
-- he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;
-- he or she has disclosed or reported all personal securities holdings (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest (which information must be current as of a date no more than 45 days prior to the date the person becomes an Employee), including all Employee accounts; and
-- he or she has reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

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As part of orientation for all new Employees, Local LCD shall notify all new Employees about the Initial Certification requirements. The Human Resources (“HR”) department of the local AM office shall notify Local LCD of all new Employees, including full-time consultants and long-term temporary workers and contractors on more than a six-month assignment.

B. Annual Certification
Each Employee shall submit to Local LCD an annual certification in the form of Attachment D every year to certify, among other things, that:
-- he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;
-- he or she has complied with all requirements of this Policy; and he or she has disclosed or reported, as of December 31st of the prior year, (a) all personal securities transactions for the previous year, (b) all personal securities holdings (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or institution managing any Employee account
(or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees should comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to Local LCD within the prescribed periods.

C. Quarterly Reporting
Each Employee shall submit the following documentation (electronically or otherwise) to Local
LCD within 30 calendar days after the end of each calendar quarter:
-- duplicate copies of confirmations of all personal securities transactions, if any, and copies of periodic statements for all Employee accounts, including confirmations and statements for transactions exempt from the Pre-Clearance Requirement;
-- if an Employee account was first established during the quarter, then the Employee should report to Local LCD the following information if not included in the periodic statement: (i)
name of broker-dealer, (ii) date on which the account was established, and (iii) if the
Employee has no direct or indirect influence or control over the investment or trading of the account, the name(s) of each person or institution managing the account (or portion thereof);
and
-- if not included in the periodic statements, a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.

Employees may request their broker-dealers to provide such documentation on their behalf
(electronically or otherwise) to satisfy their quarterly reporting requirements. If it is impossible for an Employee to submit the quarterly documentation to submit to Local LCD within 30 calendar days after the end of the calendar quarter, then the Employee shall submit a report prepared by the Employee to Local LCD containing the information in such documentation, which shall include the date of the submission of the report.

Employees of non-U.S. registered investment advisers may, to the extent they desire, for the
Quarterly Reporting obligation described in Paragraph A-C above, disclose only the name of each security held and any position in which the employee has a “significant interest.” For purposes of this policy, significant interest shall mean the lesser of USD $100,000 or 1% of the shares/issue outstanding of a particular security. Employees of U.S. registered investment advisers must comply in full with Paragraph C above.

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10.	Local LCD, Compliance Monitoring and Supervisory Review
A. Local LCD may exempt any account or transaction from one or more trading prohibitions or reporting provisions in writing under limited circumstances if the transaction or the waiver of the reporting requirements is not inconsistent with the purpose of this Policy and does not violate any applicable provisions of securities laws.

B. Local LCD shall report material issues under this Policy immediately to both the Local
Management Committee (or equivalent body) of the corresponding AM office, the Chief
Compliance Officer of the funds advised by AM (the “CCO”), if any, and the Global General
Counsel. At least annually, Local LCD shall prepare a written report to the Local Management
Committee (or equivalent body) of the corresponding Credit Suisse office, the Global General
Counsel, the CCO and any other relevant recipient, that:
--	describes issues that have arisen under this Policy since the last report, including, but not limited to, material violations of the Policy or procedures that implement the Policy and any sanctions imposed in response to those violations; and
--	certifies that the Local AM office has adopted procedures reasonably necessary to prevent
Employees from violating the Policy.

11.	Sanctions
Upon discovering that an Employee has not complied with the requirements of this Policy, the
AM Local or Global Executive Committees (or equivalent bodies) may, subject to applicable law or regulation, impose on that person whatever sanctions are deemed appropriate, including censure, fine, reversal of transactions, disgorgement of profits (by donation to charity of
Employee’s choice where permissible under applicable law), suspension or termination of employment.

12.	Confidentiality
All information obtained from Employees under this Policy shall be kept in strict confidence by
AM, except that personal trading information will be made available to any regulatory or self-
regulatory organization to the extent required by applicable law or regulation. To the extent permissible under applicable law or regulation, AM may also (i) make each Employee’s information available to the Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM
Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

13.	Conflict of Rules
Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

14.	Further Information
Any questions regarding this Policy should be directed to Local LCD.

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15.	Approval and Entry into Force
The present Policy was approved by the Global Executive Committee in its meeting on March
31, 2004 and enters into force August 30, 2004.

Allen Meyer
General Counsel Investment Banking
sig.

CREDIT SUISSE

Personal Trading Policy

Appendix A-2

HOLDING PERIODS FOR NON-U.S. REGISTERED ADVISERS

PRODUCT	HOLDING PERIOD
Equities	
Common Stock	30 Days
Warrants	30 Days
Convertibles	30 Days
Options on Single Stocks	
Puts	30 Days
Calls	30 Days
Options	
Index	7 Days
Currency	7 Days
Commodities	7 Days
Options on Futures	7 Days
Interest Rates	7 Days
Bonds	
Investment grade bonds	7 Days
Non investment grade and/or linked to equity	30 Days
Municipals	30 Days
Futures	
Futures on Single stocks	30 Days
Futures on commodities, interest rates, currencies and indices	7 Days
Mutual Funds	
Mutual Funds (Open-End and Closed-End Funds)	30 Days
Broad-Based Exchange-Traded Funds and Broad-Based Index Mutual Funds (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX)	1 Day
Narrow-Based Exchange-Traded Funds and Narrow-Based Index Mutual Funds (e.g., sector-specific indices)	7 Days
Money Market Funds	None

* Please see local supplement for exemptions and clarifications.

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM Global Personal Trading Policy, and (c) will comply with all reporting requirements of the AM Global Personal
Trading Policy.

_________________________________________	_________________________________________
Signature	Date

_________________________________________
Print Name

____ Approved
____ Not Approved

_________________________________________	_________________________________________
Local LCD	Date

CREDIT SUISSE

Personal Trading Policy

ATTACHMENT B

Personal Trading Pre-Clearance Form

This form should be filled out completely to expedite approval.

1. Security: ____

   Ticker: ____

   ____ Purchase ____ Sale

2. Number of shares/bonds/units/contracts:

   ____

3. Account Name/Short name:

   ____

4. Bank/Brokerage Firm and Account Number:

   ____

5. Are you aware of a client of the Asset Management division business of Credit Suisse ("AM") for whom this investment opportunity is appropriate?

   ____

6. Have you purchased or sold the security within two months of today?

   ____ Yes ____ No

7. Are you aware that:

   _____ Yes _____ No

   If yes, please describe.

   ____

[NOTE: LOCAL LCD STILL MUST COMPLETE REVIEW OF TRADING ACTIVITY]

8. Is the transaction on the Side-by-Side/Blackout Period Exemption List?

   ____ Yes _____ No

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM
Global Personal Trading Policy and this trade otherwise complies with the AM Global Personal Trading Policy, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the AM Global Personal
Trading Policy.

_________________________________________	_________________________________________
Signature of Employee	Date

_________________________________________
Print Name

_____ Approved
_____ Not Approved

_________________________________________	_________________________________________
Local LCD	Date - Valid this Business Day only.

ATTACHMENT C

Initial Certification

I certify that:

•	I have read and understood the Global Personal Trading Policy of the Asset Management division of Credit Suisse (“AM”), which includes any applicable local supplement, and recognize that I am subject to its requirements.

•	I have disclosed or reported all personal securities holdings in which I have had a direct or indirect financial interest, including all
“Employee accounts” as defined in the AM Global Personal Trading Policy, as of the date I became an “Employee” of Credit
Suisse. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

•	I understand that Credit Suisse will monitor securities transactions and holdings in order to ensure compliance with the AM
Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each Employee’s information available to the
Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global
Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

•	For the purpose of monitoring securities transactions and holdings information under the AM Global Personal Trading Policy only, I confirm that I will (i) provide copies of all confirmations and statements subject to this Policy and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

•	I understand that any circumvention or violation of the AM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

•	I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

_________________________________________	_________________________________________
Signature of Employee	Date

_________________________________________
Print Name

ATTACHMENT D

Annual Certification
I certify that:

•	I have read and understood the Global Personal Trading Policy of the Asset Management division of Credit Suisse
(“AM”), which includes any applicable local supplement, and recognize that I am subject to its requirements.

•	I have complied with all requirements of the AM Global Personal Trading Policy in effect during the year ended
December 31, 2___.

•	I have disclosed or reported all personal securities transactions, including all personal securities transactions in each
“Employee account,” for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2___. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2___.

•	I understand that Credit Suisse will monitor securities transactions and holdings in order to ensure compliance with the AM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each
Employee’s information available to the Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of the AM Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

•	For the purpose of monitoring securities transactions and holdings information under the AM Global Personal
Trading Policy only, I confirm that I have (i) provided copies of all confirmations and statements subject to this
Policy, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current
Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

•	I understand that any circumvention or violation of the AM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

•	I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

_________________________________	_________________________________
Signature of Employee	Date

_________________________________
Print Name

CREDIT SUISSE

Personal Trading Policy

ATTACHMENT E

Asset Management division – Personal Securities Account Declaration

All Employees must complete each applicable item (1,2,3 and/or 4) and sign below.

1. The following is a list of "Employee accounts":

Bank/Broker/Dealer/ Fund Company	Account Title and Number

2. The following is a list of "Employee accounts" that have been opened in the past year:

Bank/Broker/Dealer/ Fund Company	Account Title and Number	Date Opened

3. The following is a list of "Employee accounts" that have been closed in the past year:

Bank/Broker/Dealer/ Fund Company	Account Title and Number	Date Opened

4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest *(for securities held in accounts other than those disclosed in response to items 1 and 2)*:

Name of Private Security or Other Investment	Date Acquired	Amount Held	Record Owner	Purchase Price	How Acquired (Broker/Issuer)

5. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

____

Initials

I declare that the information given above is true and accurate:

________________________ ________________________

Signature of Employee Date

____

Print Name

Side-by-Side/Blackout Period Exemption List

De Minimis Exception to Blackout Period Prohibition*

Employees who purchase or sell 1000 shares or less of an issuer having a market capitalization of greater than $2.0 billion in a transaction or series of related transactions are exempt from the Blackout Period Prohibition.

Employees who purchase or sell more than 1000 shares of an issuer having a market capitalization in excess of $2.0 billion in a transaction or series of related transactions are exempt from the Blackout Period prohibition, provided that all CS clients purchase or sell less than 1000 shares during the Blackout Period.

The De Minimis exception applies to the Blackout Period Prohibition ONLY.

*Local LCD may modify the exemption, provided that Local LCD determines that neither the Employee transaction, nor any transaction by CS clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the CS AMD Global General Counsel.

Credit Suisse Asset Management (Australia) Limited (“CSAMA”)
Local Supplement to the Global Personal Trading Policy (“Policy”)

The application of the Policy by Credit Suisse Asset Management (Australia) Limited is amended as outlined below:

Part IV- Trading Accounts

Employees are permitted to open an account with a broker pre-approved by the Executive Committee of CSAMA (the “Executive
Committee”). To open an account with an Allowed Broker, the employee must complete an “Allowed Broker Request Form”
(available on LCD Intranet) and submit it to LCD for approval. This form contains a list of the allowed brokers.

An Employee may apply for an exemption from this requirement but only in extenuating circumstances. An “Outside Broker
Request Form” (available on LCD Intranet) must be completed and submitted to LCD who will forward the request to the
Executive Committee for approval. Such a request will not be granted unless the Employee has demonstrated a convincing reason why he or she cannot maintain the account with an Allowed Broker.

Part V- Pre-Clearance Requirements

CSAMA Employees are not required to pre-clear investments in the open-end funds advised by CSAMA that are domiciled in
Australia. CSAMA Employees are required to use the Intranet based Pre-Trade Clearance Form, available on the CSAMA LCD website for all pre-approval to trade (this is in place of completing Attachment B of the Policy). In addition to LCD providing pre-
approval as per the Policy, CSAMA’s approval process also requires the approval of a dealer and portfolio manager where the transaction does not meet the side-by-side trading exemption criteria below. Submission of the Intranet based form provides an email alert to the relevant people required to provide the pre-trade approval. Approval or disallowance of the transaction will be forwarded to employees via email. Valid approval is not deemed to be given until all three approvals have been provided.

Transactions Exempt from the Pre-Clearance Requirement includes share top-up plans that are offered by an issuer to all holders or classes of holders of securities in the issuer.

Part VI- Conflicts/Disclosure of Interest

For clarification, the disclosure of interests reporting requirement under Part VI of the Policy is meant to capture instances where an employee is recommending or effecting a securities transaction for a client in a stock where such disclosure should be made to ensure any conflicts of interest are managed appropriately. Such disclosure may arise in, but would not be limited to, the following:

• An employee holds stock as the result of a private placement and is acquiring shares for their clients in the issuer in the IPO;

• An employee has a significant personal holding in the stock in which they are about to transact in for their clients; or

• An employee has an associate (e.g. relative or business partner) that holds a prominent position in relation to the issuer (e.g.
on the board of directors, significant personal holding)

Part VII – Trading Prohibitions

A. Short-Term Trading
Exemptions from the Short-Term Trading Prohibition includes transactions undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.

B. Side-by-side Trading.

Where a securities transaction is for an amount less than AUD 10,000 and the company has a market capitalization of AUD2bn or greater, the transaction is exempt from the Side-by-Side Trading prohibitions.

C. Blackout Periods.

Where a securities transaction is for an amount less than AUD 75,000 and the security is included in the S&P/ASX 200 Index, it will be exempt from the Blackout Period prohibition.

D. Initial Public Offerings.

Employees are only able to subscribe for an initial public offering of a security by applying in the general public offering.
Employees are prohibited from participating in an offering under any broker allocation (even in a retail offering).

Credit Suisse Asset Management division, Switzerland (“AM, Switzerland )
Local Supplement to the Global Personal Trading Policy (“Policy )

This supplement outlines the special procedures to be followed in Switzerland. By signing the Initial Certifica-
tion (Attachment C) and the Personal Securities Account Declaration form (Attachment E) you are committed to adhere to the Policy and the Swiss Supplement.

Part I. Definitions

“Employee accounts”–Employees only have to declare the securities accounts to which they have a power of attorney AND on which they intend to conduct their personal securities transactions. By declaring these secu-
rities accounts, the employee certifies that he will conduct his personal securities transactions exclusively on the declared securities accounts and that he/she will not bypass this policy by conducting personal securities transactions on other securities accounts or by issuing recommendations, advice, or instructions to relatives or third persons.

Part IV. Trading Accounts

Employees are encouraged to carry out their personal account trading through a securities account with a
Credit Suisse Group affiliate (a “Group Company ) where the policy can be monitored directly through the existing mainframe or routing system.

The acceptance of a power of attorney by an employee of Credit Suisse covering accounts of any Group
Company employee requires prior written authorization by the department head and the Center of Compe-
tence PA Trading Switzerland (“CoC PA Trading ).

The employee must declare all accounts covered by this Policy (including e-trading accounts maintained at third banks, e.g., SWISSQUOTE etc.) to the CoC PA Trading Team using the appropriate Certification and
Personal Securities Account Declaration form (Attachment E) before any transactions may be executed. Em-
ployees who do not have accounts covered by this policy must confirm this fact by returning the signed Per-
sonal Securities Account Declaration form.

Part V. Pre-Clearance Requirements

Employees are not required to pre-clear investments in open-end funds advised by Credit Suisse or any of its affiliates.

For transactions in instruments requiring pre-approval by the CoC PA Trading, the employee may send his/her request through the FMS pre-clearance form. In exceptional cases, requests may also be made by calling the CoC PA Trading at +41 44 334 6969.

Orders for execution must be placed through the ordinary client channels or self-entered through the WI01 mainframe application. Employees are not allowed to place orders directly with employees at any other Group
Company in charge of executing customer or proprietary transactions or allocating new issue subscriptions.

Granted pre-clearances are valid until the expiration of the underlying order (e.g. end of trading day, end of month etc.) under the condition that the order will NOT be amended (price, number of shares, amount). In case a security will be put on the restricted list for personal account trading, the employee is responsible for the immediate cancellation of all his/her pending orders in the respective security.

Part VII. Trading Prohibitions

A. Short-Term Trading
-- Securities can be sold below the acquisition price prior to the expiration of the applicable holding period.
Pre-clearance requirements still apply.
-- Compliance can grant exemptions from the applicable short-term trading rules in exceptional cases.

B. Side-by-Side Trading

C. Blackout Periods
The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction face value of the transaction is less than CHF 10’000 and the market capitalization of the targeted issuer is greater than CHF
1.0 billion as of the business day on which the pre-clearance is requested.

Restrictions in Trading of Real Estate Products

Real Estate (Core) employees, as well as employees of AI Finance Real Estate Core Admin, AI Risk Man-
agement Real Estate, Compliance AM Real Estate, Legal AM Real Estate, are only permitted to trade in real estate products (real estate investment portfolios, funds, vehicles, etc.) managed by Real Estate (Core) during the trading windows which begin ON THE TRADING DAY FOLLOWING the public announcement of the financial results for the preceding accounting period and end ONE WEEK before the end of the current ac-
counting period.

Because of their proximity to Swiss Prime Site (“SPS ) the Regional Control Room has designated certain
Real Estate (Core) employees as “Above the Wall”and “SPS Private Side”employees. “Above the Wall”and
“SPS Private Side”employees are subject to more restrictive rules with regard to transactions in SPS Securi-
ties (e.g. shares, notes, bonds or debentures issued by SPS) and all derivatives of such. These employees are only permitted to trade in SPS securities and all derivatives of such during the trading windows which begin ON THE TRADING DAY FOLLOWING the public announcement of the financial results of SPS for the preceding quarter and end TWO WEEKS before the end of the current quarter.

Department Heads, when reviewing trades of the concerned employees, have the duty to check for trading window violations, and report such violations to Compliance.

Notwithstanding an open trading window, Real Estate (Core) employees are required to obtain pre-clearance from the CoC PA Trading through the FMS pre-clearance form or equivalent form prior to transacting in re-
stricted securities or real estate products.

Important: By sending the FMS pre-clearance form or equivalent form to the CoC PA Trading, Real Estate
(Core) employees are deemed to have certified that neither the date on which they submitted the form, nor the transaction date or (in case of derivatives) the exercise date, fall outside the applicable trading window specified above.

Employees who are in possession of material non-public information are strictly prohibited from arranging, executing or encouraging others to trade or deal in the securities in question (e.g. when working on a specific transaction, project or on a capital increase), whether or not the trading window is open.

Bonus Shares

The Bonus Desk executes sales instructions only in connection with the redemption of an existing Lombard loan / credit. Such sales are subject to pre - clearance with the CoC PA Trading Team. Unblocked shares have to be transferred into the employee s ordinary safekeeping account first before executing any transac-
tion.

Part VIII. Reporting and Other Compliance Procedures

Employees with securities accounts outside the HOST environment (e.g. SWISSQUOTE etc.) are required to provide a transaction statement on a timely basis (i.e. 3 business days) after the execution by either submit-
ting them personally or by instructing their bank to send a copy of all statements of the securities account directly to the following address:

Credit Suisse
Center of Competence PA Trading YCSC 4
P.O. Box
8070 Zurich

For all securities accounts maintained on the HOST, no separate transaction statements are required.

C. Quarterly Reporting

-- Disclosure of securities holdings - If an employee is directly or indirectly holding a securities position ex-
ceeding 1 % of a company s outstanding shares, he/she has to disclose the details of the position within
10 business days to Compliance.

-- Employees maintaining securities accounts outside of the Credit Suisse HOST environment are required to hand in a securities account statement showing all transactions and positions (including details such as order date and time) within 10 business days after the end of each quarter by either submitting them per-
sonally or instructing their bank to send a copy of the statement directly to the following address:

Credit Suisse
Center of Competence PA Trading YCSC 4
P.O. Box
8070 Zurich

-- Regular activity reports will be provided to your department head. On request, the CoC PA Trading will provide department heads with additional employee personal account trading transaction details.

Part IX. Local LCD, Compliance Monitoring and Supervisory Review

For the purpose of monitoring, supervision and verification, designated Compliance staff has access to the securities account and transaction data of the AM Switzerland employees.

Credit Suisse Asset Management (France) S.A.
Credit Suisse Asset Management Gestion
Local Supplement to the Global Personal Trading Policy (“Policy”)

New Policy presented below applies to all employees of the Asset Management division of Credit Suisse and describes the conditions under which employees may initiate stock market and financial transactions for their own account.

It applies to all Credit Suisse Asset Management (France) SA and Credit Suisse Asset Management Gestion employees without distinction. Management took into account:
-	The company’s small number of employees (less than 50 at present),
-	The fact that most of the company’s employees work in an open-plan work space,
-	The existence of an integrated information system, that is accessible by all, and concluded that the number of “sensitive”
employees affected by the Policy could not be limited to just a few since everyone had access to investment management information in their own particular area.

This Policy cancels and replaces procedure PF030 dated 28/09/2001 governing stock market transactions by employees. It also supplements current internal compliance rules and directives as specified in the following documents:
-	The Credit Suisse Group Code of Conduct;
-	The Global Code of Conduct of the Asset Management division of Credit Suisse;
-	Procedure on the prohibition of insider trading;
-	Procedure on mandates and non-professional appointments;
-	Credit Suisse Asset Management (France)’s internal regulations.

This Policy is an appendix to the internal regulations of Credit Suisse Asset Management ( France) and shall comply with and be governed by applicable French laws and regulations.

The following are the main texts governing the checks on stock market transactions by employees of investment management companies:
-	The French Monetary and Financial Code, articles 533-4 and 533-6 relating to the rules of good conduct applicable to investment service companies;
-	Regulation AMF relating to the rules of good conduct applicable to portfolio management for third parties;
-	The compliance regulations of the French Association of Investment Managers.

Regarding checks on stock market transactions by investment management company employees, the Regulation of French the
French Financial Markets Authorities (AMF) stipulates in Article 322-21 the following obligations:
“The service provider will establish internal rules and regulations governing personal account transactions by persons appointed to the business of portfolio management for third parties:
These rules must specify:
-	the conditions under which such persons will be able to trade financial instruments on their personal account in compliance with articles 2.3 and 14-17 of the present regulations;
-	the system of checks established by the service provider to ensure transparency whatever the domiciliation of security accounts;
-	the obligations of such persons to prevent unwarranted dissemination or misuse of confidential information.”

Part VII - Trading Prohibitions

B. Side-by-Side Trading/Blackout Periods

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction value is less than EUR 6,000 and the market capitalization of the targeted issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested.
Part VIII. Reporting and Other Compliance Procedures

Regarding checks on bank accounts, it is stipulated that in accordance with the applicable regulations, only accounts held by employees or accounts held jointly with an employee are governed by the present policy.

On the notion of “security accounts” Credit Suisse France is not authorised to run accounts and all employee security accounts must therefore be held with other companies. All employee security accounts must be declared to the Legal & Compliance department by completing the required form (APPENDIX E) before any transactions may be executed. Employees who do not hold any accounts covered by this procedure must confirm this by signing the appropriate form and returning it to the Legal & Compliance department.

The Legal & Compliance department is available to answer any questions from employees or discuss any necessary changes that may arise from the application of this procedure.

Credit Suisse Asset Management (Deutschland) GmbH (“Credit Suisse Germany”)
Local Supplement to the Global Personal Trading Policy (“Policy”)

This supplement outlines the additional requirements for Credit Suisse Germany to cover all requests expected by Auditors /
Regulators.

Part IV. Trading Accounts

Account opening requires prior written authorization by LCD.

The acceptance of a power of attorney by an employee requires prior written authorization by LCD.

An account, for which a power of attorney is granted just in case of an emergency (“Notvollmacht”), must not be disclosed as long as the power of attorney is not being made used.

Part V. Pre-Clearance Requirements

For transactions in instruments requiring pre-approval by LCD, the employee may send his/her request by e-mail or by fax
(…75381888). The original Pre Clearance Form as to be provided the following business day.

Part VIII. Reporting and Other Compliance Procedures

The employee must disclose all accounts covered by this Policy (including e-trading Accounts), to LCD using the appropriate
Credit Suisse-Personal Securities Account Declaration Form (Attachment E) before any transactions may be executed.

Employees who do not have accounts covered by this policy (safekeeping accounts) must confirm this fact by returning the signed
Form.

Employees are required to provide each transaction statement on a timely basis after the execution by instructing their bank to send a copy of all statements of account directly to LCD.

All transactions shall have a wealth formation orientation, not a speculative one.

Credit Suisse Asset Management Limited (“CSAML”)
Local Supplement to the Global Personal Trading Policy (“Policy”)

Credit Suisse Asset Management Limited (hereafter “CSAML”) has adopted the revised AM Global Personal Trading Policy as its company’s policy with the approval of CSAML’s Board of Directors on April 28, 2006, on the condition that this revised local supplement takes effect at the same time.

II. Statement of General Principles

More Strict Principles for Specified Employees

CSAML full-time Board Members, full-time Statutory Auditor, and employees registered with Kanto Finance Bureau as portfolio managers or traders under the Law pertaining to Securities Investment Advisory Business (hereafter “specified employee”) are required to comply with the following principles of the Japan Securities Investment Advisors Association:

•	the purpose of equity security trading must be “long term investment”;
•	an employee must have an intent to hold the purchased equity securities for six months or more under the normal market environment

When a specified employee submits a Personal Trading Pre-Clearance Form for a sale of equity securities which he or she purchased less than six months ago, he or she is required to write the reason on the supplemental form why he or she has to sell them notwithstanding the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. Trading Accounts

CSAML Employees may maintain personal trading accounts with any brokers or banks.
Employees are required to send duplicate copies of all statements of their personal trading accounts received from brokers or banks to LCD by themselves.

V. Pre-Clearance Requirements

CSAML Employees should use the “Form Management System” when they submit a pre-clearance request to LCD, not
“Attachment B” as referred to in the Policy.

VII. Trading Prohibitions

Side-by-Side / Blackout Period Exemption List for CSAML Employees
•	Market capitalization: at least JPY 200 billion or USD 2 billion and employee purchase/sale within JPY 1 million or USD
10,000;

VIII.	Reporting and Other Compliance Procedures

A. Initial Certification

Employees are required to disclose or report to LCD all their personal securities holdings within 30 days after the commencement of employment, regardless of the due-date (within 10 days) stipulated in the Policy.

If an Employee is not able to submit duplicate copies of the statements for their personal trading account(s) which are not older than 45 days, together with his/her Certification, the available latest ones will be acceptable, provided that no transactions have been made since the issue-date of such statements and the Employee certifies that this is the case in writing on such statements.

B. Annual Certification

CSAML Employees should submit their annual certification via the “Form Management System”, unless he/she must use
“Attachment D” and “Attachment E”.

X. Sanctions

What sanction is to be imposed in the event of breach of the Policy and for this Local Supplement shall be discussed at a meeting of CSAML’s Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. Conflict of Rules

Triple Hatted employees must comply with not only the Policy and its supplement but also CSJL’s Employee Personal Account
Trading Policy.

Enforced as of June 1, 2004
Revised as of January 27, 2005
Revised as of May 1, 2006

Credit Suisse Asset Management SIM S. p. A (Italy)
Credit Suisse Asset Management Funds S.p.A. (Italy)
Local Supplement to the Global Personal Trading Policy (“Policy”)

Part VII - Trading Prohibitions

A. Short-Term Trading

Exemptions from the Short-Term Trading Prohibition include transactions for CS funds of less than EUR 10,000 and transactions undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.

B. Side-by-Side Trading/Blackout Periods.

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction value is less than EUR 5,000 and the market capitalization of the targeted issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested.

Credit Suisse Asset Management Fund Service (Luxembourg) S.A. (“Credit Suisse Luxembourg”)
Local Supplement to the Global Personal Trading Policy (“Policy”)

The application of the Policy by Credit Suisse Luxembourg is amended as outlined below:

Part IV. Trading Accounts

In accordance with applicable regulations, only securities accounts held by the employee in its own name, jointly with another person (e.g. wife/husband), in the name of the employee's minor children or accounts for which the employee is granted a power of attorney are governed by the present policy.

As Credit Suisse Luxembourg is not keeping securities accounts according to the Policy all employee accounts must held with other banks/brokers. Each employee must disclose all existing securities accounts (as defined above) to Business Compliance using the Personal Securities Account Declaration (available on LAN) before any transactions may be executed. Employees who do not have accounts covered by the present policy must confirm this by signing the appropriate form and returning it to Business
Compliance.

Part V. Pre-Clearance Requirements

In addition to transactions in instruments mentioned in the Policy under clause V., sub-section “Securities Subject to the Pre-
Clearance Requirement”, purchases, conversions and sales of units/shares of investment funds for which Credit Suisse
Luxembourg acts as Central Administration require pre-approval by Business Compliance. For such transactions the employee shall send his/her request to Business Compliance via email to “Lux, Employee Trading Rules” by using the Pre-Trade Clearance
Form (available on LAN).

VIII. Reporting and Other Compliance Procedures

For the reporting Business Compliance will at each calendar quarter request all employees to submit either duplicate copies of trading confirmations and periodic account statements, or the completed Quarterly Reporting Form (available on LAN) including the before-mentioned compulsory statements. Even if no securities transactions have been executed in the preceded calendar quarter and/or no securities holdings exist, the employee has to submit by the same date with a negative confirmation.

Investments in individual pension insurance contracts deductible under Luxembourg tax legislation (“Contrat de prévoyance vieillesse”) do not need to be reported. The same applies to investment funds qualifying as investment funds under Luxembourg
“Loi Rau” provided they have been bought before 1 January 2005.

Local LCD may modify the exemption, provided that the Local LCD determines that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impace on the price of the security, subject to approval by the Credit Suisse Global General Counsel.